SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

April 22, 2022

(Date of Report)

RIGHT ON BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55704	45-1994478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 6510 Dalrock Road, Ste 100, Rowlett, TX 75089

(Address of principal executive offices)

Registrant's telephone number, including area code: (214) 736-7252

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2022, Right on Brands Inc signed an agreement with FMS Franchise Group Alpharetta, GA to develop a franchise model to add to the 3 stores already in existence. Franchise Marketing Systems will develop and work with Endo Dispensary & Wellness to complete a franchise strategy questionnaire which accurately describes Endo Dispensary & Wellness expansion goals and key success targets. Franchise Marketing Systems will prepare a structured and detailed business plan that franchise partners of Endo Dispensary & Wellness may use in presenting to financial institutions, malls, community centers or other purposes. This business plan will also include a marketing plan for the franchise owners of Endo Dispensary & Wellness. This will be a final written document for Endo Dispensary & Wellness to expand rapidly. This document will include Strategic survey and questionnaire, Brand development Focus, Endo Dispensary & Wellness Goal Establishment and Market Focus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHT ON BRANDS, INC.

Dated April 22, 2022	By:	/s/ Jerry Grisaffi
Jerry Grisaffi
Chief Executive Officer

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